                             TENET HEALTHCARE CORPORATION

                          BOARD OF DIRECTORS RETIREMENT PLAN

                              Effective January 1, 1985
                            As Amended August 18, 1993 and
                                  April 25, 1994 and
                                    July 30, 1997



                                      Section 1

                                 STATEMENT OF PURPOSE
                                 --------------------

     The Board of Directors Retirement Plan (the "Plan") of Tenet Healthcare Corporation ("Tenet") has been adopted by the members of the Board of Directors of Tenet who are employees of the Company to attract, retain, motivate and provide financial security to members of the Board of Directors who are not employees of the Company (the "Participants").

                                      Section 2

                                     DEFINITIONS
                                     -----------

          2.1 AGREEMENT. "Agreement" means a written agreement substantially in the form of Exhibit A between Tenet and a Participant.

          2.2 ANNUAL BOARD RETAINER. "Annual Board Retainer" means the total annual retainer paid to the Director by Tenet for service on Tenet's Board of Directors, excluding any separate fees paid for meeting attendance or service on any committees of the Board of Directors.

          2.3 COMMITTEE. "Committee" means the members of the Executive Committee of the Board of Directors of Tenet who are employees of the Company.

          2.4 COMPANY. "Company" means Tenet Healthcare Corporation and its Subsidiaries.

          2.5 CHANGE OF CONTROL. "Change of Control" shall be deemed to have occurred if (a) any person as such terms is used in Sections 13(c) and 14(d)(2) of the Securities Exchange Act of 1934, or as amended, is or becomes the beneficial owner directly or indirectly of securities of Tenet representing thirty percent or more of the combined voting power of Tenet's then outstanding securities, or (b) during any two-year period after January 1, 1985, individuals who at the beginning of such period constitute the Board of Directors of Tenet cease for any reason other than death or disability to constitute a majority of the Board.

          2.6 DIRECTOR. A "Director" is any member of the Board of Directors of Tenet who is not an employee of the Company who enters into an Agreement to participate in this Plan.

          2.7 ELIGIBLE CHILDREN. "Eligible Children" means all natural or adopted children of a Participant under the age of 21, including any child conceived prior to the death of a Participant.

          2.8 FINAL ANNUAL BOARD RETAINER. "Final Annual Board Retainer" means the Annual Board Retainer being paid to a Director at the time of his Termination of Service on the Board of Directors of Tenet.

          2.9 NORMAL RETIREMENT. "Normal Retirement" means any Termination of Service during the life of a Participant on or after the date on which the Participant attains age 65 and completes ten Years of Service as a Director, including service before and after January 1, 1985.

          2.10 PARTICIPANT. "Participant" shall include any Director who, with the permission of the Committee, enters into an Agreement to participate in this Plan.

          2.11 SERVICE.  "Service" refers to service as a Director of Tenet.

          2.12 SUBSIDIARY. A "Subsidiary" of the Company is any corporation, partnership, venture or other entity in which the Company owns 50% of the capital stock or otherwise has a controlling interest as determined by the Committee, in its sole and absolute discretion.

          2.13 SURVIVING SPOUSE. "Surviving Spouse" means the person legally married to the Participant for at least one year prior to the Participant's death or Termination of Service.

          2.14 TERMINATION OF SERVICE. "Termination of Service" means the ceasing of the Participant's service as a Director of Tenet for any reason whatsoever, whether voluntarily or involuntarily.

          2.15 YEAR. "A "Year" is a period of twelve consecutive calendar months.

          2.16 YEAR OF SERVICE. "Year of Service" means each complete year of Service as a Director of Tenet, but shall specifically exclude any year of Service included in the definition of "Service" under Section 2.13 of the Tenet Healthcare Corporation Supplemental Executive Retirement Plan, dated November 1, 1984, as amended. Years of Service shall be deemed to have begun as of the first day of the calendar month of Service and to have ceased on the last day of the calendar month of Service.

                                      Section 3

                                 RETIREMENT BENEFITS
                                 -------------------

          3.1  NORMAL RETIREMENT BENEFIT.

               (a) Upon a Participant's Normal Retirement, Tenet agrees to pay to the Participant an annual Normal Retirement Benefit for ten years in an amount equal to his Final Annual Board Retainer, provided the Normal Retirement Benefit shall not exceed $25,000 (Annual Board Retainer in 1985) increased by a compounded rate of six percent per year from 1985 to the year of the Participant's Termination of Service.

               (b) If a Participant who is receiving a Normal Retirement Benefit dies, his Surviving Spouse or Eligible Children shall be entitled to receive (in accordance with Sections 3.4 and 3.5) the installments of the Participant's Normal Retirement Benefit for the remainder of the ten year period.

               (c) If a Participant dies while serving as a Director of Tenet, his Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Section 3.4 and 3.5) the installments of the Normal Retirement Benefit which would have been payable to the Participant in accordance with Section 3.1(a) for a period of ten years.

          3.2 VESTING OF RETIREMENT BENEFIT. A Participant's interest in his Retirement Benefit shall, subject to Section 5.5, vest in accordance with the following schedule:



          Years of Service
            After 1/1/85             Vested Benefit
            ------------             --------------
          Less than 5                       0%
                    5                      50%
                    6                      60%
                    7                      70%
                    8                      80%
                    9                      90%
                   10                     100%


          Years of Service shall only include Service after January 1, 1985. Notwithstanding the foregoing, a Participant who is at least 65 years old and who has completed at least ten Years of Service (including Service before and after January 1, 1985) will, subject to Section 5.5, be fully vested in his Retirement Benefit.

          3.3 TERMINATION OF BENEFIT. Upon any Termination of Service of the Participant before Normal Retirement for any reason other than death after the Participant has completed at least five Years of Service subsequent to January 1, 1985, Tenet shall pay to the Participant, commencing upon Termination of Service or at age 65, whichever is later, a Retirement Benefit determined under Sections 3.1 and 3.2, but with the following adjustments:

               (a) Only the Participant's actual Years of Service (excluding Service before January 1, 1985) as of the date of his Termination of Service shall be used.

               (b) For purposes of determining the Final Annual Board Retainer, as used in Section 3.1, the Annual Board Retainer in effect on the date of the Participant's Termination of Service shall be used, and the maximum Retirement Benefit shall be determined based on the year of the Participant's Termination of Service.

               (c)  (i)  If a Participant dies after commencement of payment of his Retirement Benefit under this Section 3.3, the Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive (in accordance with Sections 3.4 and 3.5) the Participant's Retirement Benefit for the remainder of the ten year period.

                    (ii) If a Participant, who has a vested interest under
                         Section 3.2, dies after Termination of Service but at death is not receiving any Retirement Benefits under this Plan, the Surviving Spouse or Eligible Children shall be entitled at Participant's death to receive
                         (in accordance with Sections 3.4 and 3.5) the installments of the Retirement Benefit which would have been payable to the Participant if he had retired on the day before he died based on his vested interest under Section 3.2

          3.4 DURATION OF BENEFIT PAYMENT. Retirement Benefits shall be paid monthly over a period of ten years.

               Surviving Spouse payments shall be paid monthly over the remainder of the ten year period.

               Eligible Children Benefit payments shall be paid monthly over the remainder of the ten year period, but not beyond the date when the youngest of the Eligible Children reaches age 21.

          3.5 RECIPIENTS OF BENEFITS PAYMENTS. If a Participant dies without a Surviving Spouse but is survived by any Eligible Children, then benefits will be paid to the Eligible Children or their legal guardian, if applicable. The total monthly benefit payment will be equal to the monthly benefit that a Surviving Spouse would have received, which will be paid in equal shares to each of the Eligible Children until the youngest of the Eligible Children attains age 21.

               If the Surviving Spouse dies after the death of the Participant but is survived by Eligible Children, then the total monthly benefit previously paid to the Surviving Spouse will be paid in equal shares to each of the Eligible Children until the youngest of the Eligible Children attains age 21. When any of the Eligible Children reaches age 21, his share will be reallocated equally to the remaining Eligible Children.

          3.6 CHANGE OF CONTROL. In the event of a Change of Control of Tenet while this Plan remains in effect which results in Participant's Termination of Service as a Director of Tenet or a Participant's failure to be re-elected as a Director of Tenet when his term of office expires, (i) a Participant's Retirement Benefit hereunder will be fully vested in the Participant without regard to his Years of Service with Tenet and (ii) notwithstanding any other provisions of this Plan, a Participant will be entitled to receive the full Normal Retirement Benefit commencing at age 65.

          3.7  ELECTION OF JOINT AND SURVIVOR ANNUITY.

               (a) Instead of receiving the benefit under this Plan in monthly installments over a ten-year period as provided in Section 3.1(a), a Participant may elect to receive the benefit in the form a Joint and Survivor Annuity, provided that, subject to Section 3.7(c) below, the Participant elects payment in such form at least one year prior to the date on which the Participant is entitled to commence receiving Plan benefits (the "Benefit Commencement Date"). The election shall be made by providing written notice of the election to the Committee on a form prescribed by the Committee. The election shall be revoked if: (i) the Participant provides written notice of such revocation to the Committee at least one year prior to the Benefit Commencement Date; or (ii) the Participant dies prior to the Benefit Commencement Date. If the Participant fails to make an election, the Participant shall receive the Normal Retirement benefit in monthly installments over a ten-year period as provided in Section 3.1(a).

               (b) For purposes of this Section 3.7, the term 'Joint and Survivor Annuity' shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Participant's Surviving Spouse. Each Participant electing a Joint and Survivor Annuity shall specify, at the time that the election under Section 3.7(a) above is made, whether the survivor annuity portion of the Joint and Survivor Annuity shall be equal to (i) fifty percent (50%), or (ii) one hundred percent (100%), of the amount of the annuity that is payable monthly to the Participant during the joint lives of the Participant and spouse. Without limiting the generality of the foregoing, if neither the Participant nor the Surviving Spouse survives for at least ten years from the date of the Participant's retirement, following the death of the later to die of the Participant and the Surviving Spouse, the survivor annuity portion of the Joint and Survivor Annuity shall be paid for the remainder of such ten-year period following the Participant's retirement to a beneficiary designated by the

Participant or, if no beneficiary is designated by the Participant, to the estate of the later to die of the Participant and the Surviving Spouse; provided, however, that the foregoing provisions in no way shall affect the right of the Surviving Spouse to continue to receive the Joint and Survivor Annuity for the remainder of the Surviving Spouse's life beyond such ten-year period. The Joint and Survivor Annuity shall be actuarially equivalent to the benefit that otherwise would be payable under the foregoing provisions of this Section 3. Actuarial equivalence shall be determined using an interest rate, mortality table and other factors selected by the Committee. Payments under the Joint and Survivor Annuity shall commence on the Benefit Commencement Date. No other benefits shall be paid under this Plan with respect to a Participant who has made the election described in paragraph (a) above.

               (c) If a Participant, who has a vested interest under Section 3.2, dies after Termination of Service but at death is not receiving any Retirement Benefits under this Plan, the Surviving Spouse shall be entitled following the Participant's death to receive the survivor annuity portion of the Joint and Survivor Annuity for the life of the Surviving Spouse. If the Surviving Spouse dies during the ten-year period following the Participant's retirement, the beneficiary designated by the Participant or, if no beneficiary has been designated by the Participant, the Surviving Spouse's estate, shall be entitled following the Surviving Spouse's death to receive the survivor annuity portion of the Joint and Survivor Annuity for the remainder of such ten-year period following the Participant's retirement.
The Participant shall be deemed to have retired on the day before the Participant's death.

               (d) The provisions of Sections 3.3(c), 3.4 and 3.5 shall not apply to any Participant who makes the Joint and Survivor Annuity election under this Section 3.7.

               (e) If a Participant's Benefit Commencement Date is within one year after the date on which the Board of Directors adopts the amendment to the Plan which includes this Section 3.7 (the "Adoption Date"), the Participant may make the election described in paragraph (a) above within 30 days following the Adoption Date."

                                      Section 4

                                       PAYMENT
                                       -------

          4.1 COMMENCEMENT OF PAYMENTS. Payments under this Plan shall begin not later than the first day of the calendar month following the occurrence of an event which entitles a Participant (or his Surviving Spouse or Eligible Children) to payments under this Plan.

          4.2 WITHHOLDING; UNEMPLOYMENT TAXES. To the extent required by the law in effect at the time payments are made, Tenet shall report all payments hereunder and shall withhold therefrom any taxes required to be withheld by the Federal or any state or local government.

          4.3 RECIPIENTS OF PAYMENTS. All payments made by Tenet under this Plan shall be made to the Participant during the Participant's lifetime. All subsequent payments under the Plan shall be made by Tenet to the Participant's Surviving Spouse. Eligible Children or their guardian, if applicable, or the beneficiary designated by the Participant or the Surviving Spouse's estate, as the case may be.

          4.4 NO OTHER BENEFITS. Tenet shall pay no benefits hereunder to the Participant, his Surviving Spouse, Eligible Children or their legal guardian, if applicable, by reason of Termination of Service or otherwise, except as specifically provided herein.

                                      Section 5

                           CONDITIONS RELATED TO BENEFITS.
                           -------------------------------

          5.1 ADMINISTRATION OF PLAN. The Committee has been authorized to administer the Plan and to interpret, construe and apply its provisions in accordance with its terms. The Committee shall administer the Plan and shall establish, adopt or revise such rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be by vote or written consent of the majority of its members and shall be final and binding.

               Notwithstanding any provisions of the Plan to the contrary, the Committee further is authorized, in the event of disability or other special circumstances affecting a Participant, (i) to accelerate a Participant's Normal Retirement and entitlement to receive a Normal Retirement Benefit to a date prior to the date on which the Participant completes 10 years of Service as a Director, (ii) to provide that the Participant may be paid the Participant's Normal Retirement Benefit commencing on such Participant's Termination of Service, even if such date is prior to the Participant's attainment of age 65, and (iii) to cause the Participant to be 100% vested in the Participant's Normal Retirement Benefit prior to the date on which the Participant completes 10 years of Service.

          5.2 NO RIGHT TO ASSETS. Neither a Participant nor any other person shall acquire by reason of the Plan any right in or title to any assets, funds or property of Tenet and its subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds or assets which Tenet, in its sole discretion, may set aside in anticipation of a liability thereunder. A Participant shall have only an unsecured contractual right to the amounts, if any, payable hereunder. Tenet may, in its sole discretion, establish a grantor trust subject to subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, to provide a source of funds to assist Tenet in the meeting of its obligations under the Plan. Any assets held in such trust shall be subject to the claims of general creditors of Tenet in accordance with the terms of such trust.

Tenet shall have no obligation to pay any benefits under the Plan to the extent such benefits are provided from such trust.

          5.3 NO TENURE RIGHTS. Nothing herein shall constitute a contract of continuing service or in any manner obligate Tenet to continue the Service of a Director, or obligate a Director to continue in the Service of Tenet, and nothing herein shall be construed as fixing or regulating the compensation paid to a Director.

          5.4 RIGHT TO TERMINATE OR AMEND. Except during any two year period after any Change of Control of Tenet, Tenet reserves the sole right to terminate the Plan at any time and to terminate an Agreement with the Participant at any time. In the event of termination of the Plan or of a Participant's Agreement, a Participant shall be entitled only to the vested portion of his accrued benefits under Section 3 of the Plan as of the time of termination of the Plan or his Agreement. All further vesting and benefit accrual shall cease on the date of termination of the Plan or his Agreement. Benefits will be paid in the amounts specified and will commence at the time specified in Section 3 as appropriate. Tenet further reserves the right in its sole discretion to amend the Plan in any respect except that Plan benefits cannot be reduced during any two year period after any Change of Control of Tenet. No amendment of the Plan (whether there has or has not been a Change of Control of Tenet) that reduces the value of the benefit theretofore accrued and vested by the Participant shall be effective.

          5.5 OFFSET. If at the time payments or installments of payments are to be made hereunder, any Participant or his Surviving Spouse or both are indebted to Tenet or its Subsidiaries, then the payments remaining to be made to the Participant or his Surviving Spouse or both may, at the discretion of the Committee, be reduced by the amount of such indebtedness; provided, however, that an election by the Committee not to reduce any such payment or payments shall not constitute a waiver of any claim for such indebtedness.

          5.6 CONDITIONS PRECEDENT. No Retirement Benefits will be payable hereunder to any Participant (i) whose Service with Tenet is terminated because of his willful misconduct or gross negligence in the performance of his duties or (ii) who within three years after Termination of Service becomes an employee, director or consultant to any third party engaged in any line of business in competition with the Company that accounts for more than ten percent of the gross revenues of the Company taken as a whole.

                                      Section 6

                                    MISCELLANEOUS
                                    -------------

          6.1 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any person's bankruptcy or insolvency.

          6.2 GENDER AND NUMBER. Wherever appropriate herein, the masculine may mean the feminine and the singular may mean the plural or vice versa.

          6.3 NOTICE. Any notice required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of Tenet, directed to the attention of the Secretary of the Committee. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or on the receipt for registration or certification.

          6.4 VALIDITY. In the event any provision of this Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

          6.5 APPLICABLE LAW. This plan shall be governed and construed in accordance with the laws of the State of California.

          6.6 SUCCESSORS IN INTEREST. This plan shall inure to the benefit of, be binding upon, and be enforceable by, any corporate successor to Tenet or successor to substantially all of the assets of Tenet.

          6.7 NO REPRESENTATION ON TAX MATTERS. Tenet makes no representation to Participants regarding current or future income tax ramifications of the Plan.

                                                                   EXHIBIT A


                             TENET HEALTHCARE CORPORATION

                     BOARD OF DIRECTORS RETIREMENT PLAN AGREEMENT

          THIS AGREEMENT is made and entered into at Santa Barbara, California as of the _____ day of __________, 19___, by and between Tenet Healthcare Corporation ("Tenet") and _______________________ ("Director").

          WHEREAS, Tenet has adopted a Board of Directors Retirement Plan (the "Plan"); and

          WHEREAS, since he or she presently serves as a member of the Board of Directors of Tenet and is not an employee of the Company, the Director is eligible to participate in the Plan; and

          WHEREAS, the Plan requires that an agreement be entered into between Tenet and Director setting out certain terms and benefits of the Plan as they apply to the Director;

          NOW, THEREFORE, Tenet and the Director hereby agree as follows:

          1. The Plan, a copy of which is attached, is hereby incorporated into and made a part of this Agreement as though set forth in full herein. The parties shall be bound by, and have the benefit of, each and every provision of the Plan, including but not limited to the non-assignability provisions of Section 6.1 of the Plan.

          2. The Director was born on __________, 19___, and his or her present service as a member of the Board of Directors of Tenet began on __________, 19___.

          3. This Agreement shall inure to the benefit of, and be binding upon, Tenet, its successors and assigns, and the Director and his or her Surviving Spouse and Eligible Children.

          IN WITNESS WHEREOF, the parties hereto have signed and entered into this Agreement on and as of the date first above written.

                                        TENET HEALTHCARE CORPORATION

                                        By
                                             --------------------------------

                                        Its
                                             --------------------------------

                                   Director
                                             --------------------------------